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                                EXHIBIT 10.4.1

                                  H O N D A





                              AUTOMOBILE DEALER

                              SALES AND SERVICE

                                  AGREEMENT


                           Lithia Motors, Inc. dba
                             LITHIA HONDA #207171
                              700 North Central
                         Medford, Oregon  97501-5817








                        AMERICAN HONDA MOTOR CO., INC.


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                                       A

    This is an agreement between the Honda Automobile Division, American Honda Motor Co., Inc. [American Honda] and Lithia Motors, Inc. [Dealer], a(n) Oregon corporation doing business as LITHIA HONDA. By this agreement, which is made and entered into at Torrance, California, effective the 11th day of August, 1994, American Honda gives to Dealer the nonexclusive right to sell and service Honda Products at the Dealership Location. It is the purpose of this Agreement, including the Honda Automobile Dealer Sales and Service Agreement Standard Provisions [Standard Provisions], which are incorporated herein by reference, to set forth the rights and obligations which Dealer will have as a retail seller of Honda Products. Achievement of the purposes of this Agreement is premised upon the mutual understanding and cooperation between American Honda and Dealer. American Honda and Dealer have each entered into this Agreement in reliance on the integrity and ability and expressed intention of each to deal fairly with the consuming public and with each other.

    For consistency and clarity, terms which are used frequently in this Agreement have been defined in Article 12 of the Standard Provisions.

                                      B

    American Honda grants to Dealer the nonexclusive right to buy Honda Products and to identify itself as a Honda dealer at the Dealership Location.
 Dealer assumes the obligations specified in this Agreement and agrees to sell and service effectively Honda Products within Dealer's Primary Market Area and to maintain premises satisfactory to American Honda.

                                      C

    Dealer covenants and agrees that this Agreement is personal to Dealer, to the Dealer Owner, and to the Dealer Manager, and American Honda has entered into this Agreement based upon their particular qualifications and attributes and their continued ownership or participation in Dealership Operations. The parties therefore recognize that the ability of Dealer to perform this Agreement satisfactorily and the Agreement itself are both conditioned upon the continued active involvement in or ownership of Dealer by either:


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    (1.) the following person(s) in the percentage(s) shown:

                                                                     PERCENT OF
NAME                    ADDRESS                  TITLE               OWNERSHIP

Sidney B. DeBoer        360 E. Jackson           President/          75 shares
                        Medford, Oregon          Secretary/
                                                 Treasurer

Manfred L. Heimann      426 Roundelay Circle     Vice President      45 shares
                        Medford, Oregon


    (2.) _______________________________________________________, an individual personally owning an interest in Dealer or at least 25% and who has presented to American Honda a firm and binding contract giving to him the right and obligation of acquiring an ownership interest in Dealer in excess of 50% within five years of the commencement of Dealership Operations and being designated in that contract as Dealer operator.

                                      D

    Dealer represents, and American Honda enters into this Agreement in reliance upon the representation, that Byran DeBoer exercises the functions of Dealer Manager and is in complete charge of Dealership Operations with authority to make all decisions on behalf of Dealer with respect to Dealership Operations. Dealer agrees that there will be no change in Dealer Manager without the prior written approval of American Honda.

                                      E

    American Honda has approved the following premise as the location(s) for the display of Honda Trademarks and for Dealership Operations.

    HONDA NEW VEHICLE
    SALES SHOWROOM                               PARTS AND SERVICE FACILITY

    700 North Central                            700 North Central
    Medford, Oregon                              Medford, Oregon

    SALES AND GENERAL OFFICES                    USED VEHICLE DISPLAY
                                                 AND SALES FACILITIES


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    700 North Central                            700 North Central
    Medford, Oregon                              Medford, Oregon


                                      F

    There shall be no voluntary or involuntary change, direct or indirect, in the legal or beneficial ownership or executive power or responsibility of Dealer for the Dealership Operations, specified in Paragraphs C and D hereof, without the prior written approval of American Honda.

                                      G

    Dealer agrees to maintain, solely with respect to the Dealership Operations, minimum net working capital of $168,136.00, minimum owner's equity of $210,045.00, and flooring and a line or lines of credit in the aggregate amount of $574,140.00 with banks or financial institutions approved by American Honda for use in connection with Dealer's purchases of and carrying of inventory of Honda Products, all of which American Honda and Dealer agree are required to enable Dealer to perform its obligations pursuant to this Agreement. If Dealer also carries on another business or sells other products, Dealer's total net working capital, owner's equity and lines of credit shall be increased by an appropriate amount.

                                      H

    This Agreement is made for the period beginning August 11, 1994 and ending August 31, 1999, unless sooner terminated. Continued dealings between American Honda and Dealer after the expiration of this Agreement shall not constitute a renewal of this Agreement for a term, but rather shall be on a day-to-day basis, unless a new agreement or a renewal of this Agreement is fully executed by both parties.

                                      I

    This Agreement may not be varied, modified or amended except by an instrument in writing, signed by duly authorized officers of the parties, referring specifically to this Agreement and the provision being modified, varied or amended.

                                      J

    Neither this Agreement, nor any part thereof or interest therein, may be transferred or assigned by Dealer, directly or indirectly, voluntarily or by operation of law, without the prior written consent of American Honda.


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Lithia Motors, Inc. dba
LITHIA HONDA #207171                   By
-----------------------------------        -------------------------
    [Corporate or Firm Name]                       [Dealer]

AMERICAN HONDA MOTOR CO., INC.                                [Corporate Seal]
HONDA AUTOMOBILE DIVISION



By
   --------------------------------
         Richard Colliver
         Sr. Vice President













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